Exhibit 19.1

TRIBAL RIDES INTERNATIONAL CORP.

Insider Trading Policy

1. Purpose

This Insider Trading Policy (the “Policy”) is designed to promote compliance with federal and state securities laws prohibiting insider trading. The Policy aims to safeguard the reputation and integrity of Tribal Rides International Corp. (the “Company”) and to protect its directors, officers, employees, consultants, and contractors from the severe consequences associated with insider trading violations.

2. Applicability

This Policy applies to:

- All directors, officers, and employees of the Company and its subsidiaries,

- Consultants, contractors, and advisors who may have access to material non-public information (“MNPI”), and

- Immediate family members, household members, and entities controlled by any of the above persons.

This Policy applies to any and all transactions in the Company’s securities, including but not limited to its common stock, options to purchase common stock, warrants, convertible securities, debt instruments, or any derivative securities providing economic exposure to the Company’s securities.

3. Material Non-Public Information

“Material” information is any information that a reasonable investor would consider important in deciding to buy, hold, or sell securities. Information is “non-public” if it has not been disseminated broadly to the marketplace. Examples of MNPI include:

- Financial results, forecasts, or significant changes in financial performance,

- Potential mergers, acquisitions, partnerships, financings, or asset sales,

- Significant changes in management or corporate structure,

- Major litigation, investigations, or regulatory actions,

- New product launches, technology developments, or intellectual property transactions.

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4. Prohibited Transactions

- No Trading While in Possession of MNPI. You may not buy, sell, or otherwise trade in Company securities while in possession of MNPI.

- No Tipping. You may not disclose MNPI to any other person (including family or friends) or make recommendations regarding trading in Company securities based on MNPI.

- No Short Sales, Options, or Hedging Transactions. You may not engage in short sales of Company securities, transactions in derivative securities (such as options, puts, calls, swaps), hedging, or pledging transactions involving Company securities.

5. Blackout Periods

To help prevent inadvertent violations, the Company imposes regular trading blackouts:

- Quarterly Blackouts. No trading in Company securities may occur beginning fifteen (15) calendar days prior to the end of each fiscal quarter and ending two (2) full trading days after the release of quarterly or annual earnings.

- Special Blackouts. The Company may impose special blackout periods from time to time when undisclosed material events are pending.

6. Pre-Clearance of Trades

Directors, executive officers, and certain designated employees must obtain pre-clearance from the Company’s Compliance Officer (currently the Corporate Secretary) before engaging in any transactions involving Company securities.

7. Rule 10b5-1 Trading Plans

Trades made under properly established Rule 10b5-1 trading plans are permitted, provided the plan was adopted in good faith, approved by the Compliance Officer, and complies with SEC requirements.

8. Exceptions

This Policy does not restrict:

- Purchases under Company benefit plans where the participant does not direct investment decisions, or

- The exercise of stock options or warrants (but sales of shares received upon exercise remain subject to this Policy).

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9. Penalties for Insider Trading

Violations of insider trading laws may result in severe civil and criminal penalties, including fines and imprisonment. Violations of this Policy may also result in Company-imposed sanctions, including termination of employment or other relationships.

10. Reporting and Questions

Questions about this Policy or its application should be directed to the Compliance Officer.

11. Certification

All covered persons must certify their understanding and agreement to comply with this Policy upon hire or engagement and annually thereafter.

Adopted by the Board of Directors of Tribal Rides International Corp. on [Date].

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EXHIBIT A

Certification of Compliance with Insider Trading Policy

I, __________________________________________ [Print Name], acknowledge that:

1. I have received and read the Company’s Insider Trading Policy (the “Policy”), adopted by the Board of Directors of Tribal Rides International Corp.

2. I understand that the Policy applies to me, my immediate family members, members of my household, and any entities I control.

3. I agree to comply fully with the Policy and all applicable federal and state securities laws regarding trading in securities of Tribal Rides International Corp.

4. I understand that any violation of the Policy may subject me to disciplinary action by the Company, up to and including termination of employment, in addition to potential civil and criminal penalties under applicable law.

5. I agree to direct any questions regarding the Policy or its application to the Company’s compliance officer, currently the Corporate Secretary.

Acknowledged and Agreed:

Signature: ___________________________________

Name: ______________________________________

Title/Position: ________________________________

Date: _______________________________________

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